EXHIBIT 23.2



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 29, 1998, except for Note 7 as to which the date is October 1, 1998, appearing on page 5 of Hollywood Entertainment Corporation's Current Report on Form 8-K/A dated October 1, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


San Francisco, California

February 2, 2000